Exhibit 5(a)

[LETTERHEAD OF MCGUIREWOODS, LLP]

April 30, 2024

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-8

100,000,000 Shares of Common Stock of Bank of America Corporation Pursuant to the Bank of America Corporation Equity Plan (Original Effective Date: January 1, 2003; Amended and Restated Effective Date: April 24, 2024)

Ladies and Gentlemen:

We have acted as special counsel to Bank of America Corporation, a Delaware corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 100,000,000 shares (the “Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the Bank of America Corporation Equity Plan (Original Effective Date: January 1, 2003; Amended and Restated Effective Date: April 24, 2024) (the “Plan”), which was previously named the Bank of America Corporation Key Employee Equity Plan and prior thereto the Bank of America Corporation 2003 Key Associate Stock Plan.

In rendering the opinion set forth below, we have examined such corporate records and other documents, including the Registration Statement, the Corporation’s Restated Certificate of Incorporation, as amended, the Corporation’s Amended and Restated Bylaws and a copy of the Plan in the form included as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed on April 26, 2024, certificates of officers of the Corporation and of public officials, and other documents and records, as we have considered relevant and necessary as a basis for this opinion. In our examination, we have assumed, without independent investigation, the legal capacity and competency of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, and, to the extent we have received and relied upon certificates of the Corporation or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with respect to factual matters. We have also assumed that there are no agreements or understandings between or among the Corporation and any participants in the Plan that would expand, modify or otherwise affect the terms or the respective rights or obligations of the participants thereunder, and that the Plan is and will be administered in accordance with its terms.

Based solely on the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the Plan, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Shares or to the effects of such laws thereon.

Bank of America Corporation

April 30, 2024

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5(a) to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ McGuireWoods, LLP